Exhibit 10.6

                        AGREEMENT TO TERMINATE EMPLOYMENT

     This Agreement to Terminate Employment is made as of November 8, 2001, by and between ROYAL PRECISION, INC., a Delaware corporation ("Corporation"), and ANTHONY J. MONTGOMERY ("Employee").

     WHEREAS, Corporation and Employee have maintained an employer-employee relationship for a period of time and they now desire to terminate that relationship. It is also the desire of Corporation and Employee that they enter into a written agreement in order to establish their respective rights, duties, and obligations, resolve all claims and differences that may currently exist, or that in the future may arise and generally release each other from any claims or other matters that may not be specifically set forth hereinafter.

     NOW,  THEREFORE,   for  and  in  consideration  of  the  promises  and  the
consideration more fully set forth hereinafter, and intending to be legally bound hereby, Corporation and Employee mutually agree as follows:

     1. TERMINATION OF EMPLOYMENT RELATIONSHIP. The employment relationship shall terminate and cease November 15, 2001 at 5:00 p.m. Phoenix time ("Termination Date"), and the payment to Employee of any sums, pursuant to this Agreement, after such termination, shall be considered wages. Corporation shall withhold the ordinary and customary federal and state taxes to such extent as required by law. Corporation shall not be obligated to pay any other sums to Employee or to provide any other benefits, after the date of this Agreement, except as required by applicable law or regulation or as set forth hereinafter.

     2. CONSIDERATION. Corporation shall pay to Employee, or to his heirs, or executors, the sum of $132,154, without interest, which shall be payable from November 23, 2001 through June 2002 (the "Severance Period"). Payments will be made according to the second monthly salaried pay cycle as follows:

         DATE                                          AMOUNT
         ----                                          -------
         November                                      $ 6,154
         December                                       20,000
         January                                        20,000
         February                                       20,000
         March                                          20,000
         April                                          20,000
         May                                            20,000
         June                                            6,000

No payments shall be made, however, until this Agreement has been executed by each party.

     3. EMPLOYMENT BENEFITS. Corporation shall be obligated to continue and/or provide for, or pay, Employee's existing health and dental insurance through August 2002, but shall not be obligated to continue and/or provide for, or pay for any life insurance or any other benefits from or after the Termination Date.
Employee  may  have  the  right  to  invoke  the  Consolidated   Omnibus  Budget
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Reconciliation  Act ("COBRA") of 1985, to continue certain  benefits.  The COBRA period shall start on September 1, 2002 and will extend for 18 months thereafter. If Employee desires to exercise such rights, he shall immediately notify the Employee Benefits Coordinator and/or the Personnel Department of Corporation. A failure to do so may result in a loss of benefits. This Agreement shall not alter Employee's statutory rights. Corporation shall continue to reimburse Employee for expenses incurred in the ordinary course of the business of Corporation prior to the date hereof pursuant to the customary and normal rules for the reimbursement of expenses.

     4. RETIREMENT BENEFITS. No further contributions shall be made to the benefit plans of Corporation on behalf of Employee; however, he shall be entitled to receive any and all benefits that have vested in him solely as determined by the terms and conditions of such plans. A statement of Employee's account in any such plan in which Employee has an account will be supplied to Employee upon request.

     5. OPTIONS. The terms contained in any option agreement between Employee and Corporation for all options that have a strike price equal to or less than the closing price of the Company on the date of execution of this Agreement shall remain in effect. The terms contained in any option agreement between Employee and Corporation for all options that have a strike price greater than the closing price of the Company on the date of execution of this Agreement shall be immediately vested and exercisable with all vesting provisions eliminated, and Employee shall be entitled to exercise all such options during the option term and any time prior to the expiration date of such options.

     6. RESIGNATION OF OFFICES. Employee hereby tenders, and Corporation accepts, Employee's resignation from any and all offices that Employee may currently hold with Corporation or any subsidiary of Corporation and any and all other such positions.

     7. CHOICE OF LAW. This Agreement is executed in and shall be governed by and construed in accordance with the laws of the State of Arizona applicable to contracts to be performed solely in the State of Arizona.

     8. NOTICES. Materials required to be delivered to either party hereunder shall be delivered as indicated below. Any notice, or other communication under this Agreement shall be in writing and shall be considered given: (a) upon personal delivery or delivery by telecopier (with confirmation of completed delivery by sender), (b) two business days after being deposited with an "overnight" courier or "express mail" service, or (c) seven business days after being mailed by registered or certified first class mail, return receipt requested, in each case addressed to the notified party at its address set forth below (or at such other address as such party may specify by notice to the other delivered in accordance with this section):

     If to Corporation:                      If to Employee:

     Royal Precision, Inc.                   Anthony J. Montgomery
     535 Migeon Avenue                       9762 E. Palm Ridge Drive
     Torrington, Connecticut  06790          Scottsdale, Arizona  85260
     Attn.: Chairman of the Board            (480) 657-2413
     Telecopier: (860) 489-5454

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     9.  WAIVER  OF CLAIMS  UNDER  THE AGE  DISCRIMINATION  IN  EMPLOYMENT  ACT.
Employee hereby acknowledges that he has been referred to the Age Discrimination in Employment Act (ADEA 29 USCS ss.ss. 621 et seq.) and the regulations promulgated and set forth at 29 CFR Part 1625 and the Equal Employment
Opportunity Commission Complaint Procedures, 32 CFR Part 588. Employee is also advised he may have various rights, and may have, after reviewing the said legislation and regulations, certain claims arising under the ADEA. Employee hereby knowingly and voluntarily waives and releases any private rights that he may have under the ADEA. Employee acknowledges that he has sufficiently deliberated the waiver of his rights, has been encouraged to consult with his lawyer prior to signing this Agreement and, thus, knowingly waives and releases any private rights that he may have. This waiver of rights is acknowledged for payment of monies or other benefits noted herein. EMPLOYEE IS SPECIFICALLY ADVISED THAT HE HAS 21 DAYS TO CONSIDER THE TERMS OF THIS WAIVER BEFORE SIGNING IT AND IS ENCOURAGED TO AVAIL HIMSELF OF THIS PERIOD OF TIME. EMPLOYEE IS ALSO ADVISED THAT HE MAY REVOKE THIS WAIVER WITHIN SEVEN DAYS FOLLOWING THE DATE OF HIS SIGNING THE WAIVER.

     10. MUTUAL UNDERSTANDINGS. This Agreement has been freely and fairly negotiated by the parties hereto and each party has been provided the opportunity to have the Agreement reviewed by legal counsel of his choice and to modify the terms hereof and, therefore, this Agreement shall be construed and interpreted without any presumption, or other rule, requiring construction or interpretation against the interest of the party causing this Agreement to be drafted. This Agreement embodies the entire understanding between the parties and supersedes and cancels all prior understandings and agreements, whether oral or written. There are no other representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed in this Agreement. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

     11. MISCELLANEOUS.

          a. The waiver of any breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of the same or other provision of this Agreement.

          b. The section headings of this Agreement are intended for reference and may not by themselves determine the construction or interpretation of this Agreement.

          c. If any portion of this Agreement is determined to be invalid or unenforceable, that portion of this Agreement will be adjusted, rather than voided, to achieve the intent of the parties under this Agreement.

          d. EMPLOYEE ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THE FOREGOING PROVISIONS AND THAT SUCH PROVISIONS ARE REASONABLE AND ENFORCEABLE. EMPLOYEE ACKNOWLEDGES THAT HE HAS SIGNED THIS AGREEMENT AS HIS OWN FREE AND VOLUNTARY ACT, THAT HE ACKNOWLEDGES THAT THIS IS AN IMPORTANT AND BINDING LEGAL CONTRACT WHICH SHOULD BE REVIEWED BY EMPLOYEE'S ATTORNEY.

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     IN WITNESS WHEREOF,  and intending to be legally bound hereby,  the parties hereto have set their hands and seals the day and year first above written.

ROYAL PRECISION, INC.


By: /s/ John C. Lauchnor                     /s/ Anthony J. Montgomery
    -------------------------------          -----------------------------------
    John C. Lauchnor                         Anthony J. Montgomery
    President and Chief Operating Officer

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